TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                        Touchstone Variable Insurance Trust
                                           Income Opportunity Portfolio



 Name of Issuer:                                     Trans-Resources, Inc

Name of Security:                           Trans-Resources, Inc 10.75%, due
3/15/08,
cusip#893320AE1

Years of Issuers Operations:                         12 years

Date of Purchase:                                    03/11/98

Number of Units Purchased:                  500,000

Price Per Unit:                                      $100.00

Total Price Paid:                                    $500,000

Portfolio Assets on Trade Date:                      $32,736,000

 % Gross Underwriting Spread:                        2.788%

Underwriting Type:                                   Firm

 Total Offering:                                     100,000,000

25% of Offering:                                     25,000,000 Par value
3% of Total Assets:                                  $982,080

Underwriter:                                         Donaldson, Lufkin &
Jenrette Securities Corporation

                                                     Chase Securities Inc

Broker from whom Portfolio purchased:                Chase Securities